Exhibit 23.1

             CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by
reference in this Registration
Statement of Humana Inc. on Form
S-8, of our reports dated February
10, 1998, on our audits of the
consolidated financial statements
of Humana Inc. as of December 31,
1997 and 1996, and for each of the
three years in the period ended
December 31, 1997 and the
financial statement schedule for
each of the three years in the
period ended December 31, 1997,
which reports are incorporated by
reference of included in Humana
Inc.'s 1997 Annual Report on Form
10-K.

COOPERS & LYBRAND L.L.P.

Louisville, KY
June 15, 1998